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                                                               Exhibit 99.7


                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


         Pursuant to Section 230.438 of Regulation C promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to his being named in the Proxy Statement-Prospectus, which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of BankIllinois Financial Corporation and First Decatur Bancshares, Inc. with and into Main Street Trust, Inc., as a person who is expected to become a director of Main Street Trust, Inc. upon the consummation of such merger. As of the effective time of the Registration Statement, the undersigned will not be a member of the Board of Directors of Main Street Trust, Inc. and will not be required to sign the Registration Statement.


January 31, 2000                                 /s/ August C. Meyer, Jr.
                                                 ------------------------
                                                 August C. Meyer, Jr.